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                                                                    EXHIBIT 11.1

             COMPUTATION OF NET INCOME PER SHARE FOR THE THREE AND
                    SIX MONTHS ENDED JUNE 30, 1994 AND 1995
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                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           JUNE 30,              JUNE 30,
                                                                     --------------------  --------------------
                                                                       1994       1995       1994       1995
                                                                     ---------  ---------  ---------  ---------
INCOME PER COMMON SHARE ASSUMING NO DILUTION
  Income before extraordinary item and dividends and accretion on
   mandatorily redeemable preferred stock..........................  $   1,189  $   2,038  $   2,038  $   3,061
  Dividends and accretion on mandatorily redeemable preferred
   stock...........................................................       (180)      (162)      (536)      (325)
                                                                     ---------  ---------  ---------  ---------
  Income before extraordinary item.................................      1,009      1,876      1,502      2,736
  Extraordinary item - gain on early retirement of debt............                 6,370                15,177
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   1,009  $   8,246  $   1,502  $  17,913
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding (1)...................     14,069     15,942     14,069     15,018
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income per common share assuming no dilution:
  Income before extraordinary item.................................  $    0.07  $    0.12  $    0.11  $     .18
  Extraordinary item - gain on early retirement of debt............                  0.40                  1.01
                                                                     ---------  ---------  ---------  ---------
  Net income per common share assuming no dilution.................  $    0.07  $    0.52  $    0.11  $    1.19
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
INCOME PER COMMON SHARE ASSUMING FULL DILUTION
  Income before dividends and accretion on mandatorily redeemable
   preferred stock.................................................  $   1,189  $   2,038  $   2,038  $   3,061
  Dividends and accretion on mandatorily redeemable preferred
   stock...........................................................       (180)      (162)      (536)      (325)
  Add back interest expense, net of tax, on convertible promissory
   notes...........................................................         79        150        153        299
                                                                     ---------  ---------  ---------  ---------
  Income before extraordinary item.................................      1,088      2,026      1,655      3,035
  Extraordinary item - gain on early retirement of debt............                 6,370                15,177
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   1,088  $   8,396  $   1,655  $  18,212
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding prior to conversion of
   convertible promissory notes (1)................................     14,069     15,995     14,069     15,218
  Add weighted average shares issued upon conversion of convertible
   promissory notes................................................      6,000     16,565      5,900     16,525
                                                                     ---------  ---------  ---------  ---------
  Weighted average common shares outstanding.......................     20,069     32,560     19,969     31,743
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income per common share assuming full dilution:
  Income before extraordinary item.................................  $    0.05  $    0.06  $    0.08  $    0.09
  Extraordinary item - gain on early retirement of debt............                  0.20                  0.48
                                                                     ---------  ---------  ---------  ---------
  Net income per common share assuming full dilution...............  $    0.05  $    0.26  $    0.08  $     .57
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

------------------------
(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE END OF EACH PERIOD.
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